PRICING SUPPLEMENT NO. 6-R DATED              Filed Pursuant to
OCTOBER 2, 1997 TO PROSPECTUS DATED           Rule 424(b)(5)
SEPTEMBER 17, 1997                            File No. 333-34087


                             CMS ENERGY CORPORATION

       General Term Notes (servicemark of J.W. Korth & Company), Series D
                   Due 9 Months to 25 Years from date of issue

        Except as set forth herein, the Notes offered hereby have such terms as are described in the accompanying Prospectus dated September 17, 1997.

Aggregate Principal Amount:                   $6,079,000.00
Original Issue Date (Settlement Date)         October 7, 1997
Stated Maturity Date:                         September 15, 2004
Issue Price to Public:                        100.00% of Principal Amount
Interest Rate:                                7.375% Per Annum
Interest Payment Dates:                       November 15 and monthly
                                              thereafter
                                              Commencing November 15, 1997
Survivor's Option:                            [ X ] Yes    [   ] No
Optional Redemption:                          [ X ] Yes    [   ] No
Initial Redemption Date:                      September 15, 1999
Redemption Price:                             Initially 101.00% of Principal
                                              Amount and 100% after the first
                                              anniversary of the Initial
                                              Redemption Date.

        Agent                                 Principal Amount of Notes
                                                 Solicited by Agent

J.W. Korth & Company                          $6,079,000.00

                                                Per Note
                                              Sold by Agents
                                               To Public     Total

Issue Price:                                  $1,000.00    $6,079,000.00
Agent's Discount or Commission:               $    3.50    $   21,276.50
Maximum Dealer's Discount or
  Selling Concession:                         $   20.50    $  124,619.50
Proceeds to the Company:                      $  976.00    $5,933,104.00

CUSIP Number:   12589QUJ3